EXHIBIT 23.1

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       Ten Industrial Way East, Ste 2, Eatontown, NJ 07724 (732) 544-8111
                    Fax (732) 544-8788 E-Mail: tax@wgpc.net

                                               Wiener, Goodman
                                           -------------------

                                                    & Company, P.C.
                                                    ===============
                                                    Certified Public Accountants
                                                            & Consultants

                                                                Joel Wiener, CPA
                                                             Gerald Goodman, CPA

Memberships
  SEC Practice Section of AICPA
  PCPS of AICPA
  American Institute of CPA
  New Jersey Society of CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BigString Corporation

We hereby consent to the incorporation by reference, in the Registration Statement on Form SB-2 of BigString Corporation, of our report dated July 31, 2005 relating to the financial statements of BigString Corporation for the year ended December 31, 2004 and the period October 8, 2003 (Date of Formation) through December 31, 2003 and to the use of our name as it appears under the caption "Experts".


/s/ Wiener, Goodman & Company, P.C.
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Wiener, Goodman & Company, P.C.
Certified Public Accountants

August 26, 2005